EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Form F-3 of our report dated May 8, 2023 relating to the consolidated financial statements of Blue Hat Interactive Entertainment Technology (the “Company”), appearing in its Annual Report on Form 20-F for the year ended December 31, 2022. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Audit Alliance LLP

Singapore

December 29, 2023